EXHIBIT 23.2

BDO Seidman, LLP	755 West Big Beaver, Suite 1900
Accountants and Consultants	Troy, Michigan 48084-0178
Telephone: (248) 362-2100
Fax: (248) 362-5258
Consent of Independent Registered Public Accounting Firm
Arcadia Resources, Inc. and Subsidiaries
Southfield, Michigan
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated June 28, 2007, relating to the consolidated financial statements and schedule of Arcadia Resources, Inc. and Subsidiaries and the effectiveness of Arcadia Resources, Inc. and Subsidiaries’ internal control over financial reporting included in this Registration Statement. Our report on the consolidated financial statements and schedule contains an explanatory paragraph regarding the Company’s ability to continue as a going concern. Our report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of March 31, 2007.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO Seidman, LLP
BDO Seidman, LLP
Troy, Michigan
August 27, 2007